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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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FORTUNE PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1000	98-0433974
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Suite 1100, 1050 West Pender Street
Vancouver, British Columbia, Canada, V6E 3S7
Telephone: (604) 714-3663 and Fax: (604) 714-3669
(Address and telephone number of principal executive offices)

Agent for Service	With a Copy to
Paul D. Brock, President Fortune Partners, Inc. Suite 1100, 1050 West Pender Street, Vancouver, British Columbia, Canada, V6E 3S7 Telephone: (604) 714-3663 Fax: (604) 714-3669	Lang Michener LLP Attention: Thomas J. Deutsch 1500 Royal Centre, 1055 West Georgia Street, Vancouver, British Columbia, Canada, V6E 4N7 Telephone: (604) 689-9111 Fax: (604) 685-7084

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT IS FILED TO REMOVE FROM REGISTRATION THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE REGISTRATION WHICH SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(c) OF THE SECURITES ACT OF 1933, AS AMENDED.

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DE-REGISTRATION OF SHARES OF COMMON STOCK

On December 2, 2004, Fortune Partners, Inc., a Nevada corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement (File No. 333-120951) on Form SB-2 under the Securities Act of 1933, as amended, registering up to 2,744,000 shares of the Company's common stock, par value $0.001 per share (the "Shares"), to be sold from time to time by certain stockholders of the Company. Such Registration Statement, as amended by Pre-Effective Amendment No. 1 dated February 4, 2005, Pre-Effective Amendment No. 2 dated March 15, 2005 and Pre-Effective Amendment No. 3 dated April 13, 2005, was declared effective on April 22, 2005.

In accordance with the undertakings of the Company set forth in Part II of the Registration Statement, the Company hereby de-registers the Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 1 to the Registration Statement.

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Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereon duly authorized, in the City of Vancouver, in the Province of British Columbia, Canada, on August 22, 2005.

Fortune Partners, Inc.

/s/ Paul D. Brock Paul D. Brock President and Chief Executive Officer	/s/ Donald M. Prest Donald M. Prest Secretary, Treasurer, Principal Accounting Officer and Principal Financial Officer

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